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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
B&G Foods, Inc.:

        We consent to the incorporation by reference in the registration statements (Registration No. 333-150903) on Form S-8 and (Registration No. 333-160425) on Form S-3 of B&G Foods, Inc. of our reports dated March 1, 2010, with respect to the consolidated balance sheets of B&G Foods, Inc. and subsidiaries as of January 2, 2010 and January 3, 2009 and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the years ended January 2, 2010, January 3, 2009 and December 29, 2007, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 2, 2010, which reports appear in the January 2, 2010 annual report on Form 10-K of B&G Foods, Inc.

/s/ KPMG LLP

Short Hills, New Jersey
March 1, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm